NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                               File No. 811-03605

                       Fiscal Year Ended November 30, 2003

EX-99.77I: Terms of new or amended securities.

With regard to terms of new or amended securities, Northern Institutional Funds hereby incorporates by reference to the Prospectus and Statement of Additional Information with respect to the Northern Institutional Prime Obligations Portfolio dated July 31, 2003, as filed electronically with the Securities and Exchange Commission (the "SEC") on August 6, 2003 (Accession No.
0000950131-03-003415).